UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission File Number)	(IRS Employer Identification No.)

2140 Research Drive, Livermore, CA	94550

(Address of principal executive offices)	(Zip Code)

(925) 294-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

     FormFactor, Inc., a Delaware corporation, today announced the appointment of Richard M. Freeman as Senior Vice President, Operations. Mr. Freeman will oversee manufacturing, supply chain and manufacturing engineering for FormFactor. From November, 2000 to November, 2003, Mr. Freeman served as Chief Operating Officer of ChipPAC, Inc. Mr. Freeman managed global operations at ChipPAC where he established business processes for customer qualification, product development and revenue forecasting, and implemented manufacturing strategy. Prior to joining ChipPAC, Mr. Freeman served as the Senior Vice President of World Wide Manufacturing of Cypress Semiconductor Corporation from April, 1999 to November, 2000. Prior to joining Cypress, Mr. Freeman was employed by National Semiconductor Corporation from 1974 to April, 1999 where he held various management positions including Vice President of World Wide Wafer Fab Operations, Vice President of Operations, Analog Products Division and Vice President of Operations, Memory Products Division. Mr. Freeman holds a M.S. in chemistry from the University of Arizona and a B.S. in chemistry from Michigan Technological University.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: September 14, 2004	By:	/s/ Stuart L. Merkadeau
Stuart L. Merkadeau
Senior Vice President, General Counsel and Secretary